                                                                      EXHIBIT 21

    Time Warner maintains over 1,000 subsidiaries. Set forth below are the names of certain subsidiaries, at least 50% owned, directly or indirectly, of Time Warner and TWE as of December 31, 1999 (unless otherwise indicated), which carry on a substantial portion of Time Warner's lines of business. The names of various consolidated wholly owned subsidiaries, including subsidiaries carrying on the same line of business as the parent (including entertainment and news production and distribution, music publishing, recorded music and video distribution, magazine and book publishing and distribution, and cable television), domestically and internationally, have been omitted. None of the foregoing omitted subsidiaries, considered either alone or together with the other subsidiaries of its immediate parent, constitutes a significant subsidiary. Indented subsidiaries are direct subsidiaries of the company under which they are indented.

                                                              PERCENTAGE    STATE OR OTHER
                                                               OWNED BY    JURISDICTION OF
                                                              IMMEDIATE     INCORPORATION
                            NAME                                PARENT     OR ORGANIZATION
                            ----                                ------     ---------------
TIME WARNER INC. (Registrant)...............................               Delaware
  Turner Broadcasting System, Inc. .........................      100      Georgia
    Turner Arena Productions and Sales, Inc. ...............      100      Georgia
    Atlanta Hockey Club, Inc. ..............................      100      Georgia
    Atlanta National League Baseball Club, Inc. ............      100      Georgia
    Hawks Basketball, Inc. .................................      100      Georgia
    CNN Investment Company, Inc. ...........................      100      Delaware
      Cable News Network LP, LLLP...........................      100(1)   Delaware
      Cable News International, Inc. .......................      100      Georgia
      CNN America, Inc. ....................................      100      Delaware
    CNN Newsource Sales, Inc. ..............................      100      Georgia
    Castle Rock Entertainment, Inc. ........................      100      Georgia
      Castle Rock Entertainment.............................      100(2)   California
    Goodwill Games, Inc. ...................................      100      Georgia
    HB Holding Co. .........................................      100      Delaware
      Hanna-Barbera Entertainment Co., Inc. ................      100      California
    New Line Cinema Corporation.............................      100      Delaware
    Turner Entertainment Group, Inc. .......................      100      Georgia
      Turner Entertainment Networks, Inc. ..................      100      Georgia
      Turner Entertainment Networks Asia, Inc. .............      100      Delaware
      TEN Investment Company, Inc. .........................      100      Delaware
        Turner Network Television LP, LLLP..................      100(3)   Delaware
        The Cartoon Network LP, LLLP........................      100(3)   Delaware
        Turner Classic Movies LP, LLLP......................      100(3)   Delaware
      Superstation, Inc. ...................................      100      Georgia
  Turner Home Entertainment, Inc. ..........................      100      Georgia
  Turner Pictures Group, Inc. ..............................      100      Georgia
  Turner Broadcasting Sales, Inc. ..........................      100      Georgia
  Turner Broadcasting System Asia Pacific, Inc. ............      100      Georgia
  Turner Home Satellite, Inc. ..............................      100      Georgia
  Turner Broadcasting System Limited........................      100      U.K.
  Turner International, Inc. ...............................      100      Georgia
  Turner Network Sales, Inc. ...............................      100      Georgia
  Turner Private Networks, Inc. ............................      100      Georgia
  Turner Properties, Inc. ..................................      100      Georgia
  Turner Sports, Inc. ......................................      100      Georgia
  World Championship Wrestling, Inc. .......................      100      Georgia



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
                                                              PERCENTAGE    STATE OR OTHER
                                                               OWNED BY    JURISDICTION OF
                                                              IMMEDIATE     INCORPORATION
                            NAME                                PARENT     OR ORGANIZATION
                            ----                                ------     ---------------
  Time Warner Companies, Inc. ..............................      100      Delaware
    American Television and Communications Corporation
    ('ATC').................................................      100(4)   Delaware
    Asiaweek Limited........................................       80      Hong Kong
    Sunset Publishing Corporation...........................      100      Delaware
    Time International Inc. ................................      100      Delaware
    Time Inc................................................      100      Delaware
      TAF Holdings, Inc. ...................................      100      Delaware
        American Family Enterprises (partnership)...........       50      New York
      Book-of-the-Month Club, Inc. .........................      100      New York
        Book-of-the-Month Club Holdings LLC.................      100      Delaware
          BD Book Clubs G.P.................................       50(5)   Delaware
      Entertainment Weekly, Inc. ...........................      100      Delaware
      Time Distribution Services, Inc. .....................      100      Delaware
      Time Customer Service, Inc. ..........................      100      Delaware
      Time Inc. Ventures....................................      100      Delaware
        Time Publishing Ventures, Inc. .....................      100      Delaware
          Southern Progress Corporation.....................      100      Delaware
          The Parenting Group Inc...........................      100      Delaware
      Time Life Inc. .......................................      100      Delaware
        Time-Life Customer Service, Inc. ...................      100      Delaware
      Time Warner Trade Publishing Inc......................      100      Delaware
         Little, Brown and Company (Inc.)...................      100      Massachusetts
         Warner Books, Inc..................................      100      New York
      Warner Publisher Services Inc. .......................      100      New York
    Time Warner Digital Media LLC...........................      100      Delaware
    TWI Cable Inc...........................................      100      Delaware
      Summit Communications Group, Inc. ....................      100      Delaware
    WCI Record Club Inc. ...................................      100(6)   Delaware
      The Columbia House Company (partnership)..............       50      New York
    Warner Communications Inc. .............................      100      Delaware
      Elektra Entertainment Group Inc. .....................      100      Delaware
      DC Comics (partnership)...............................       50(7)   New York
      Warner-Tamerlane Publishing Corp. ....................      100      California
      WB Music Corp. .......................................      100      California
      Warner/Chappell Music, Inc. ..........................      100      Delaware
        Warner Bros. Music International Inc. ..............      100      Delaware
          Warner Bros. Publications U.S. Inc. ..............      100      New York
            New Chappell Inc. ..............................      100      Delaware
        CPP/Belwin, Inc. ...................................      100      Delaware
      E.C. Publications, Inc. ..............................      100      New York
      Warner Music Group Inc. ..............................      100      Delaware
        London-Sire Records Inc. ...........................      100      Delaware
      Warner Bros. Records Inc. ............................      100      Delaware
        WBR/Sire Ventures Inc. .............................      100      Delaware
          SR/MDM Venture Inc. ..............................      100      Delaware
            Maverick Recording Company (partnership)........       50      California
        Atlantic Recording Corporation......................      100      Delaware
          Rhino Entertainment Company.......................      100      Delaware

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

                                                              PERCENTAGE    STATE OR OTHER
                                                               OWNED BY    JURISDICTION OF
                                                              IMMEDIATE     INCORPORATION
                            NAME                                PARENT     OR ORGANIZATION
                            ----                                ------     ---------------
        Warner-Elektra-Atlantic Corporation.................      100      New York
      WEA International Inc.................................      100      Delaware
        Warner Music Canada Ltd. ...........................      100      Canada
          The Columbia House Company (Canada)
          (partnership).....................................       50      Canada
      Warner Music Newco Limited............................      100      U.K.
        Embleton Ltd. ......................................      100      B.V.I.
          London Records 90 Limited.........................      100      U.K.
      Warner Special Products Inc. .........................      100      Delaware
        Warner Custom Music Corp............................      100      California
      WEA Manufacturing Inc. ...............................      100      Delaware
      Ivy Hill Corporation..................................      100      Delaware

SUBSIDIARIES OF TIME WARNER ENTERTAINMENT COMPANY, L.P.

Time Warner Entertainment-Advance/Newhouse Partnership......       64.8    New York
  CV of Viera Joint Venture (partnership)...................       50      Florida
Century Venture Corporation.................................       50      Delaware
Erie Telecommunications Inc. ...............................       54.19   Pennsylvania
Kansas City Cable Partners..................................       50      Colorado
Queens Inner Unity Cable System.............................      100(8)   New York
Comedy Partners, L.P. (partnership).........................       50      New York
CTV Holdings L.L.C. ........................................      100      Delaware
CTV Holdings II L.L.C. .....................................      100      Delaware
  Courtroom Television Network LLC..........................       50(9)   New York
DC Comics (partnership).....................................       50(7)   New York
Quincy Jones Entertainment Company L.P. (partnership).......       50      Delaware

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(1) TBS is the General Partner and CNN Investment Company, Inc. is the Limited
    Partner.

(2) TBS owns 69.31% and Castle Rock Entertainment, Inc. owns 30.69%

(3) Turner Entertainment Networks, Inc. is the General Partner and TEN Investment Company, Inc. is the Limited Partner.

(4) Time Warner Companies, Inc. owns 92.20%, and Warner Communications Inc. owns 7.8%.

(5) Effective February 2000, Book-of-the-Month Club Holdings LLC owns 50% and Doubleday Direct, Inc. owns 50%.

(6) Time Warner Companies, Inc. owns 80% and Warner Communications Inc. owns
    20%.

(7) Warner Communications Inc. owns 50% and TWE owns 50%.

(8) TWE owns approximately 72.19% and TWQUICS Holdings L.L.C. owns approximately 27.81%.

(9) CTV Holdings L.L.C. owns 33 1/3% & CTV Holdings II L.L.C. owns 16 2/3%.

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